As filed with the Securities and Exchange Commission on August 20, 1999
                                                      Registration No. 333-85093

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         Post-Effective Amendment No. 1
                                       to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               RADISYS CORPORATION
             (Exact name of registrant as specified in its charter)

                                ---------------

                 OREGON                               93-0945232
     (State or other jurisdiction                    (IRS Employer
      of incorporation or organization)               Identification No.)

      5445 NE Dawson Creek Drive
      Hillsboro, Oregon                               97124
     (Address of Principal                           (Zip Code)
      Executive Offices)

                                ---------------

            RadiSys Corporation 1995 Stock Incentive Plan, as amended
                Texas Micro Inc. 1986 Incentive Stock Option Plan
              Texas Micro Inc. 1986 Supplemental Stock Option Plan
           Texas Micro Inc. 1996 Long-Term Incentive Plan, as amended
           Texas Micro Inc. 1990 Outside Directors' Stock Option Plan
     Texas Micro Inc. 1995 Outside Directors' Stock Option Plan, as amended
                              (Full title of plans)

                                ---------------

                                Glenford J. Myers
                      President and Chief Executive Officer
                               RadiSys Corporation
                           5445 NE Dawson Creek Drive
                               Hillsboro, OR 97124
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (503) 615-1100

                                    Copy to:

                                 Todd A. Bauman
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------
                                           Proposed       Proposed
                                           Maximum        Maximum
                        Amount             Offering       Aggregate       Amount of
Title of Securities     to Be              Price Per      Offering        Registration
to Be Registered        Registered(1)      Share(1)       Price(1)        Fee
-------------------     --------------     ----------     -----------     ------------
Common Stock            726,598 Shares     $30.553433     $22,200,064     $6,172(2)
--------------------------------------------------------------------------------------

(1)  This Registration Statement registers the following shares:

     Name of Plan                                      Number of Shares
     ------------                                      ----------------

     RadiSys Corporation 1995 Stock Incentive
       Plan, as amended                                     500,000

     Texas Micro Inc. 1986 Incentive Stock Option
       Plan                                                  57,461

     Texas Micro Inc. 1986 Supplemental Stock
       Option Plan                                            9,670

     Texas Micro Inc. 1996 Long-Term Incentive
       Plan, as amended                                     129,047

     Texas Micro Inc. 1990 Outside Directors'
       Stock Option Plan                                     13,296

     Texas Micro Inc. 1995 Outside Directors'
       Stock Option Plan, as amended                         17,124

     TOTAL                                                  726,598

     The proposed maximum offering price per share and the proposed maximum aggregate offering price were estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933. The estimated offering prices for the shares to be issued under the Texas Micro Inc. plans were calculated based on the exercise prices of outstanding options granted under such plans as follows:

                                                             Exercise Price        Aggregate
                                                Number          (based on a         Exercise
     Plan                                    of Shares     weighted average)           Price
     ----                                    ---------     ----------------      -----------
     1986 Incentive Stock Option Plan           57,461         $ 17.85           $ 1,025,597

     1986 Supplemental Stock Option Plan         9,670         $ 12.86           $   124,357

     1996 Long-Term Incentive Plan             129,047         $ 13.61           $ 1,756,330

     1990 Outside Directors' Stock
       Option Plan                              13,296         $ 27.31           $   363,114

     1995 Outside Directors' Stock
       Option Plan, as amended                  17,124         $ 21.50           $   368,166

     Pursuant to Rule 457(c), the estimated offering price for the shares to be issued under the RadiSys Corporation 1995 Stock Incentive Plan was calculated based on the average of the high and low prices of the Common
     Stock on August 11, 1999 as reported in The Wall Street Journal for Nasdaq
     National Market issues.

(2)  The full amount of the filing fee was paid with the initial filing.

                         Post-Effective Amendment No. 1
                         ------------------------------

     This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (File No. 333-85093) amends technical errors to the original filing by adding references to the Texas Micro Inc. 1986 Supplemental Stock Option Plan to the cover page and the "Calculation of Registration Fee" table and making corresponding changes to the "Calculation of Registration Fee" table. The number of shares of RadiSys common stock registered under this Registration Statement remains unchanged.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on August 19, 1999.

                                       RADISYS CORPORATION



                                       By STEPHEN F. LOUGHLIN
                                          --------------------------------------
                                          Stephen F. Loughlin,
                                          Vice President of Finance and
                                          Administration and Chief Financial
                                          Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 19, 1999.

            Signature                                 Title
            ---------                                 -----


GLENFORD J. MYERS*
----------------------------------     Chairman of the Board, President,
Glenford J. Myers                      and Chief Executive Officer
                                       (Principal Executive Officer)



----------------------------------     Vice President of Finance and
Stephen F. Loughlin                    Administration and Chief Financial
                                       Officer (Principal Financial and
                                       Accounting Officer)


WILLIAM W. LATTIN*
----------------------------------     Director
William W. Lattin

JAMES F. DALTON*
----------------------------------     Director
James F. Dalton


RICHARD J. FAUBERT*
----------------------------------     Director
Richard J. Faubert


C. SCOTT GIBSON*
----------------------------------     Director
C. Scott Gibson


JEAN-PIERRE D. PATKAY*
----------------------------------     Director
Jean-Pierre D. Patkay



----------------------------------     Director
Jean-Claude Peterschmitt


      *By STEPHEN F. LOUGHLIN
          ----------------------------------
          Stephen F. Loughlin,
          Attorney-in-Fact

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